Cusip No. 783549108                      13G                   Page 7 of 8 Pages


                           EXHIBIT 1 TO SCHEDULE 13G
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                                FEBRUARY 4, 2000
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               MORGAN  STANLEY DEAN WITTER & CO. AND MORGAN  STANLEY DEAN WITTER

               ADVISORS  INC. hereby  agree  that,  unless differentiated,  this

               Schedule 13G is filed on behalf of each of the parties.


          MORGAN STANLEY DEAN WITTER & CO.

BY:       /s/ Robert G. Koppenol
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          Robert G. Koppenol / Principal Morgan Stanley & Co. Incorporated


          MORGAN STANLEY DEAN WITTER ADVISORS INC.

BY:       /s/ Barry Fink
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          Barry Fink  /  Senior Vice President Morgan Stanley Dean Witter
                         Advisors Inc.